UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan		48033
(Address of principal executive offices)		(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submissions of Matters to Vote of Security Holders.

The 2012 annual meeting of the stockholders of Federal-Mogul Corporation (the “Company” or “Federal-Mogul”) was held on May 23, 2012. Matters voted on at the annual meeting and the results thereof are set forth below.

Proposal No. 1: Election of Directors.

The nominees for election to the Board of Directors were elected until the 2013 annual meeting of stockholders or until their respective successors have been qualified. The election of each director was approved as follows:

Name	For	Withheld
Carl C. Icahn	86,656,021	8,101,911
José Maria Alapont	86,357,284	8,400,648
Sung Hwan Cho	85,135,307	9,622,625
George Feldenkreis	91,265,478	3,492,454
Vincent J. Intrieri	85,014,732	9,743,200
Rainer Jueckstock	85,539,635	9,218,297
J. Michael Laisure	91,105,084	3,652,848
Samuel J. Merksamer	86,670,444	8,087,488
Daniel A. Ninivaggi	83,631,872	11,126,060
David S. Schechter	85,014,532	9,743,400
Neil S. Subin	90,037,056	4,720,876
James H. Vandenberghe	89,582,539	5,175,393

Proposal No. 2: An advisory, non-binding vote on executive compensation.

The proposal to approve, on an advisory basis, the compensation of Federal-Mogul Corporation’s named executive officers as disclosed in the Federal-Mogul Corporation Proxy Statement was approved as follows:

For	Against	Abstain
86,072,899	6,178,536	2,506,497

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation
(Registrant)

Date: May 25, 2012	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary